                                                                    Exhibit 10.1


                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on and effective as of May 23, 2000, by and among A&B CAPITAL CORPORATION, a Nevada corporation ("Purchaser") and CHARLES B. BREWER, an individual ("Brewer").

                             W I T N E S S E T H :

     WHEREAS, pursuant to Findings of Fact and Conclusions of Law and Order Confirming Southmark Corporation's Fourth Amended and Restated Plan of Reorganization, as modified, entered July 23, 1990 (the "Order") in the case styled In Re: Southmark Corporation, Debtor, Case No. 389-36324-SAF-11, in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Proceeding"), Southmark Corporation ("Southmark") canceled "all existing Equity Securities" and issued certain additional securities, including shares of its Redeemable Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock") and new Common Stock, par value $0.01 per share (the "Common Stock");

     WHEREAS, the Preferred Stock is subject to the obligations under and is the benefit of the rights granted pursuant to that certain Certificate of Designation, Preferences and Rights of Redeemable Series A Cumulative Liquidation Preference Preferred Stock dated August 10, 1990, as filed with and accepted by the Secretary of State of Georgia (the "Certificate");

     WHEREAS, Brewer acquired and presently holds 178,270.25 shares of Preferred Stock (which constitutes approximately 6.3% of the 2,831,997 shares of Preferred Stock of Southmark presently outstanding) and 2,358 shares of Common Stock (which constitutes less than 0.01% of the 36,761,096 shares of Southmark Common Stock outstanding) and Brewer has no options, warrants, calls or rights to acquire any shares of Preferred Stock or Common Stock of Southmark;

     WHEREAS, Purchaser desires to acquire from Brewer, and Brewer desires to sell all of the shares of Preferred Stock and Common Stock of Southmark presently held by Brewer, all under and subject to the terms and conditions hereinafter set forth.

     ACCORDINGLY, in consideration of the foregoing premises, the mutual promises, covenants, representations and warranties contained herein, and on the terms and subject to the conditions set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged by all of the parties hereto, Purchaser and Brewer hereby agree as follows:

     1.   Adoption of Recitals. The parties hereto do hereby adopt and confirm
          --------------------
the foregoing recitals in the same manner as if fully re-copied herein.

     2.   Purchase and Sale of Stock. Subject to the terms and conditions of
          --------------------------
this Agreement, including the approval by the Board of Directors of Southmark pursuant to Article Tenth of the Articles of Incorporation, Brewer hereby agrees to sell, convey, transfer and assign to Purchaser, and the Purchaser hereby agrees to purchase and acquire at the "Closing" (as that term is defined below) for the "Consideration" set forth or determined as provided in paragraph 3 of this Agreement, all of the shares of Preferred Stock and Common Stock of Southmark owned by Brewer, same to be at least 178,270.25 shares of Preferred Stock, and at least 2,358 shares of Common Stock of Southmark, all free and clear of any liens or encumbrances of any kind or character. At Closing, Brewer will deliver or cause to be delivered to Purchaser, free and clear of all liens and encumbrances(other than any restrictions imposed by applicable federal and state securities laws) of any kind or character, certificates representing the number of shares of Preferred Stock and Common Stock to be sold as set forth below, together with appropriate Stock Powers separate from certificates executed in blank sufficient for transfer into the name of Purchaser or, in the alternative, appropriate irrevocable instructions to make book-entry transfers under the Depository Trust Company ("DTC") system to transfer all of such shares to Purchaser, same to constitute at Closing, in the aggregate, all of the shares of Preferred Stock and Common Stock of Southmark held at the Closing by Brewer. At the time of such transfer at the Closing, Brewer shall have obtained any and all necessary and appropriate releases of any liens or encumbrances (other than any restrictions imposed by applicable federal and state securities laws) prior to (or simultaneously with) the Closing relating to the shares of Preferred Stock and Common Stock to be sold to Purchaser hereunder which shall be in a form and substance satisfactory to Purchaser and its counsel.

     3.   Consideration. The Purchase Price to be paid by Purchaser to Brewer
          -------------
for all of the shares of Preferred Stock and Common Stock shall be calculated on a basis equal to $1.50 per share of Preferred Stock, in cash, up to a maximum of $267,405.37, it being intended that the total Purchase Price for all shares of Preferred Stock and Common Stock transferred shall be for such total, but if less than 178,270.25 shares of Preferred Stock are sold, such amount may be proportionately reduced on the basis of $1.50 per share. Purchaser intends that Brewer may allocate at he deems appropriate between the Common Stock and Preferred Stock, recognizing that Purchaser is not paying a premium to Brewer for the number of shares of Preferred Stock of Southmark held by Brewer.

     4.   Closing of this Agreement. The closing of the transaction contemplated
          -------------------------
by this Agreement (herein called the "Closing") shall take place at a location mutually acceptable to Purchaser and Brewer at 2:00 p.m., local Dallas, Texas time on a mutually acceptable date prior to the earlier of May 31, 2000, or five "Business Days" (as that term is defined below) following the date that the Board of Directors of Southmark has approved in writing such transaction pursuant to Article Tenth of the Articles of Incorporation, as amended, of Southmark, or at such other place, time and date as shall be fixed by mutual agreement among the parties hereto. The date on which the Closing shall take place shall be hereinafter referred to as the "Closing Date." The term "Business Day" shall mean a day on which business is regularly transacted by national banks in Dallas, Dallas County, Texas, and shall not be a Saturday, Sunday or national holiday.

     5.   Representations, Warranties and Covenants of Brewer.  Brewer hereby
          ---------------------------------------------------
represents and warrants to Purchaser and covenants and agrees with the Purchaser, that the following representations and warranties are true, complete and correct on the date of this Agreement (except for those representations and warranties which expressly speak to the Closing Date) and shall be true, complete and correct on the Closing Date (except for those representations and warranties which expressly speak to the date of this Agreement only) and shall survive the Closing to the extent provided in paragraph 7 hereof.

          (a)  Capacity and Binding Obligations. Brewer has all
               --------------------------------
     requisite capacity, power and authority to execute, deliver and perform his obligations under this Agreement and each of the other documents contemplated hereby to be executed by Brewer. This Agreement has been duly executed and delivered on behalf of Brewer and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Brewer in the consummation of the transactions contemplated hereby, do not require the consent, waiver, approval, license or authorization of any "Person" (as defined below) or any regulatory authority and will not, with or without the giving of notice, or lapse of time, conflict with, violate, result in a breach or acceleration of any obligation under or constitute a default under any provision of any mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, law, ordinance or regulation or any restriction by which Brewer for the shares of Preferred Stock or Common Stock of Southmark is bound or affected, except, in each instance for any required approval of the Board of Directors of Southmark pursuant to Article Tenth of its Articles of Incorporation as amended. The term "Person" shall mean an individual, corporation, general partnership, limited partnership, limited liability company, trust or incorporated organization or a government or any agency or political subdivision thereof.

          (b)  Ownership of and Title to Stock. Brewer has and at
               -------------------------------
     Closing, will have indefeasible title and full beneficial and record ownership of at least 178,270.25 shares of Preferred Stock of Southmark and 2,358 shares of Common Stock of Southmark, in each instance, free and clear of any liens, claims, charges, options or encumbrances, with full power and authority to transfer (subject only to applicable federal and state securities laws and approval by the Board of Directors of Southmark) all of such shares of Preferred Stock and Common Stock which will be sold and delivered to Purchaser pursuant to this Agreement, and Purchaser will receive good and marketable title thereto, free and clear of any liens, charges, options or other encumbrances created by or attributable to Brewer, except to the extent that applicable federal and state securities laws and any required approval by the Board of Directors of Southmark constitute an encumbrance.

          (c)  Compliance with Applicable Law. Including his reliance
               ------------------------------
     upon the Purchaser's representations in paragraph 6 below, Brewer will use his best lawful efforts to comply with all applicable legal requirements in connection with this Agreement and the Closing hereunder, including all provisions of the Securities and Exchange Act of 1934, the Securities Act of 1933, as same has been amended, and all rules and regulations promulgated thereunder and any and all other federal and state laws and regulations that may be applicable to the transactions referred to herein.

          (d)  No Brokers or Finders. Brewer represents and warrants
               ---------------------
     that he has not incurred nor is he liable for any finders, brokers, or similar fees or commissions to any third Person whatsoever as the result of the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby. Brewer shall indemnify and hold Purchaser harmless from and against any and all claims for fees based on any alleged retention of any such Person by or on behalf of or with respect to Brewer.

          (e)  Covenants of Access. Brewer will permit representatives
               -------------------
     of the Purchaser to have the opportunity to review information relating to and involving the litigation, other assets and opportunities and obligations of Southmark and will coordinate with representatives of the Purchaser the timing of various matters, record retention and replacement and all of the matters involving Southmark from and after the date of this Agreement. Brewer shall not cause Southmark to terminate any employee or discard any records without the prior consent of the authorized representative of the Purchaser unless this Agreement has been terminated pursuant to paragraph 9 below.

          (f)  Covenant to Remain in Position and Appoint Other
               ------------------------------------------------
     Designees. Brewer intends to remain in his present capacities as
     ---------
     the Chairman of the Board, President and Chief Executive Officer of Southmark until at least the later of May 22, 2000, or five days after the distribution to be made to the "Other Preferred Shareholders" (as defined below) described in paragraph 6(d) below is effective in accordance with this Agreement and applicable law, provided, however, that Brewer may resign or
                     --------  -------
     otherwise depart the employ at such time as he deems appropriate at any time but not before appointing at least two designees of the Purchaser as members of the Board of Directors of Southmark following the approval of the transaction represented by this Agreement by Board of Directors (or Transfer Review Committee or Transfer Review Officer) of Southmark. Brewer further covenants that in his capacity as the sole member of the Board of Directors he will approve the transaction reflected by this Agreement and the "GBL Transaction" (as that phrase is defined in paragraph 8(b)(iv) below). Brewer will make the appointment to the Board of Directors of at least the two individuals designated by the Purchaser at the Closing.

     6.   Representations, Warranties and Covenants of Purchaser. Purchaser
          ------------------------------------------------------
hereby represents and warrants to Brewer covenants and agrees with Brewer that the following representations and warranties are true, correct and complete on the date of this Agreement (except for those representations and warranties which expressly speak to the Closing Date) and shall be true, correct and complete on the Closing Date (except for those representations and warranties which expressly speak to the date of this Agreement only) and shall survive the Closing to the extent provided in paragraph 7 hereof.

          (a)  Organization. Purchaser is a corporation duly
               ------------
     organized, validly existing and in good standing under the laws of its state of incorporation with the corporate power and authority to acquire and own the shares of Preferred Stock and Common Stock of Southmark. This Agreement is a valid and binding obligation of Purchaser enforceable in accordance with its terms and Purchaser has the full power and authority (corporate and other) to perform its obligations under this Agreement.

          (b)  Compliance with Applicable Law. Purchaser will use its
               ------------------------------
     best lawful efforts to comply with all applicable legal requirements in connection with this Agreement and the ownership of shares of Preferred Stock and Common Stock, including all provisions of the Securities and Exchange Act of 1934, the Securities Act of 1933, as same have been amended, and all rules and regulations promulgated thereunder and any and all federal and state laws and regulations that may be applicable to the transactions referred to herein.

          (c)  Exempt Transaction. The shares of Preferred Stock and
               ------------------
     Common Stock of Southmark are being acquired hereunder by Purchaser in a transaction exempt from registration under applicable federal and state securities laws and in accordance therewith, Purchaser advises that its acquisition of the shares of Common Stock and Preferred Stock is for investment purposes only and not with a view toward the distribution thereof to any other Person except in compliance with the provisions of applicable federal and state securities laws. Purchaser acknowledges that the shares of Preferred and Common Stock of Southmark Purchaser acquires under this Agreement may be "restricted securities" (as that term is defined in Rule 144 under the Securities Act of 1933) and may not be sold or transferred except in compliance with applicable federal and state securities laws.

          (d)  Covenant of Distribution. The Purchaser hereby commits
               ------------------------
     to cause Southmark following the Closing under this Agreement, but in no event later than July 31, 2000, to have an amount of funds or other value calculated on the basis of $1.50 per share of Preferred Stock (other than shares purchased from Brewer and Grace Brothers, Ltd.) sufficient to enable Southmark to make a cash distribution to all "Other Preferred Shareholders" (defined to be all holders of Southmark Preferred Stock except Brewer, Grace Brothers, Ltd. and/or the Purchaser) in an amount equal to $1.50 per share of Preferred Stock held by the Other Preferred Shareholders. Any funds required for such advance may be in the form of a loan or other advance from or on behalf of the Purchaser to Southmark secured by a pledge of the first recovery, if any, from the items of litigation currently in process for Southmark, such that if collected dollars result from such litigation, such funds would first be utilized to repay any loan or advance with any excess remaining as an asset of Southmark.

     7.   Survival of Representations, Warranties and Covenants.  All
          -----------------------------------------------------
representations, warranties and covenants and agreements of Brewer and Purchaser hereunder shall, except as otherwise expressly stated in such item, survive the date of this Agreement and the Closing Date until the applicable expiration of the statute of limitations and all other documents delivered hereunder or to be delivered by one party to the other party are true or will be true when delivered and will survive the date of this Agreement and the Closing Date until the applicable expiration of the statute of limitations except as otherwise expressly stated in each such item or waived in writing. Each of Brewer and Purchaser agree to indemnify, save and hold the other harmless from and against any loss, claim, expense, damage or liability arising from or related to a breach of any one or more of the representations, warranties, covenants and agreements set forth in this Agreement.

     8.   Conditions of Closing.
          ---------------------

          (a) Conditions Precedent to the Obligations of All Parties.
              ------------------------------------------------------
     The respective obligations of each and all parties to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing, and at Closing the duly authorized representatives of each of Brewer and Purchaser shall each execute and deliver to the other a certificate or certificates certifying as to such satisfaction or specific waiver of same:

               (i) On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto which, if adversely determined, might prevent or materially hinder the consummation of the transactions contemplated by this Agreement or any of them or result in the payment of substantial damages as a result of any of the transactions contemplated by this Agreement, or cause any party to violate any order or judgment or otherwise materially impair the benefits of any party or parties contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or proceeding.

               (ii)  The Board of Directors of Southmark
          shall have approved unconditionally in writing the transactions contemplated by this Agreement pursuant to Article Tenth of the Articles of Incorporation, as amended, of Southmark.

               (iii) The Board of Directors of Southmark shall have approved unconditionally in writing the "GBL Transaction" (as that phrase is defined below) pursuant to Article Tenth of the Articles of Incorporation, as amended, of Southmark.

          (b)  Conditions Precedent to the Obligations of the
               ----------------------------------------------
     Purchaser. All obligations of the Purchaser to consummate the
     ---------
     transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions, except as the Purchaser may legally waive such conditions in writing:

               (i)   Other than any representation or
          warranty made as of the specified date (each of which needs to be true and correct only as of such specified date) and except as otherwise contemplated or permitted by this Agreement, all representations and warranties of Brewer contained in this Agreement shall be true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date and Brewer shall deliver to Purchaser a certificate or certificates dated at the Closing Date and executed on behalf of Brewer to such effect.

               (ii)  The Purchaser shall have received
          appropriate documents evidencing the transfer of all shares of Preferred Stock and Common Stock of Southmark owned by Brewer which shall consist of at least 178,270.25 shares of Preferred Stock and 2,358 shares of Common Stock of Southmark in accordance with the requirements of this Agreement.

               (iii) There shall not have occurred a
          material adverse change since the date of this
          Agreement in the condition, financial or
          otherwise, of Southmark at Closing; provided that
          the ultimate conclusion or outcome of any
          litigation pending on the date of this Agreement
          to which Southmark is a party shall not be deemed
                                              ---
          a material adverse change.

               (iv)  Any other consents, waivers,
          acknowledgments, etc., of all third Persons, including those set forth on Exhibit "1" attached hereto and incorporated herein, shall have been received on or prior to the Closing Date and copies thereof delivered to the Purchaser.

               (v)   Grace Brothers, Ltd., an Illinois
          Partnership ("GBL") shall have closed (or will simultaneously with the Closing hereunder, close) the transaction between Purchaser and GBL resulting in Purchaser acquiring from GBL at least 787,271 shares of Preferred Stock and 7,343,156 shares of Common Stock of Southmark (the "GBL Transaction").

          (c)  Conditions Precedent to Obligations of Brewer. All
               ---------------------------------------------
     obligations of Brewer to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as Brewer may legally waive such conditions in writing:

               (i) Other than a representation or warranty made as of a specified date (each of which need to be true and correct only as of such specified date) and except as otherwise contemplated or permitted by this Agreement, all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date, and Purchaser shall deliver to Brewer a certificate or certificates dated as of the Closing Date and executed by an authorized representative of the Purchaser to such effect.

               (ii)  Purchaser shall have delivered to
          Brewer the cash consideration required pursuant to paragraph 3 above in a form satisfactory to the Purchaser and Brewer against delivery of certificates for the shares of Preferred Stock and Common Stock or DTC transfer on a "payment versus delivery" basis and all other documents or instruments required to be so delivered to Brewer pursuant to the terms of this Agreement shall have been delivered.

               (iii) Purchaser shall have executed and
          delivered to Brewer the "Springing Proxy" substantially in the form attached hereto as Exhibit "2."

     9.   Termination. Notwithstanding any other provision of this Agreement,
          -----------
this Agreement may be terminated by written notice of termination at any time before, but not later than, the Closing hereunder as follows:

          (a) By mutual consent of the Purchaser and Brewer acting through their authorized representatives; or

          (b) By the Purchaser upon notice in writing to Brewer if all other conditions precedent set forth in paragraphs 8(a) and/or 8(b) have not been fulfilled or waived; or

          (c) By Brewer upon notice in writing to the Purchaser if all other conditions precedent set forth in paragraphs 8(a) and/or 8(c) have not been fulfilled or waived; or

          (d) By either Purchaser or Brewer if the Closing has not taken place by the close of business on May 31, 2000.

In the event this Agreement is terminated, this Agreement shall forthwith become void and of no further force or effect and there shall be no obligation on the part of Brewer or the Purchaser except as specifically set forth in this Agreement. The power of termination provided for in this paragraph when exercised as herein provided, should only be effective upon delivery to the other party of a notice in writing of such exercise signed on behalf of the terminating party by its duly authorized representative. In the event this Agreement is terminated in accordance with this paragraph by any of the parties hereto, any such termination shall be without obligation or liability to any of the other parties hereto except as expressly set forth in this Agreement.

     10.  Brewer Opportunity to Rescind. Assuming the purchase and sale of stock
          -----------------------------
described in paragraph 2 of this Agreement has been completed at the Closing and not otherwise terminated pursuant to paragraph 9, in the event that the Purchaser for any reason does not satisfy the covenants set forth in paragraph 6(d) above, prior to the close of business on July 31, 2000, unless Brewer shall have agreed to an extension of such time, Brewer shall have the option at his sole discretion to rescind the transaction ab initio upon written notice to the Purchaser at any time prior to 4:00 p.m., local Dallas, Texas time on August 10, 2000. Such notice of rescission shall be accompanied by a tender to the Purchaser of all consideration paid by Purchaser to Brewer pursuant to paragraph 3 of this Agreement, and upon receipt thereof, the Purchaser shall deliver to Brewer all shares of Preferred Stock and Common Stock Purchaser acquired from Brewer pursuant to paragraphs 2 and 3 of this Agreement. In the event Brewer exercises such right of rescission on the basis of the failure of the occurrence of the event required in paragraph 6(d) above, Brewer shall also again become the sole Director of Southmark in the event he has resigned, and the Purchaser will use its best lawful efforts to cause Brewer to be reelected as the Chairman of the Board, President and Chief Executive Officer of Southmark and any deputies or designees of the Purchaser serving as directors of Southmark shall be deemed to have resigned from the Board, and Purchaser shall use its best lawful efforts to cause such persons to submit any necessary written resignations confirming same to Southmark. In the event such rescission occurs, the parties to this Agreement, following completion of such rescission shall have no further liability to each other with respect to the subject of this Agreement. In the event Brewer does not elect rescission within the requisite time period (as same may be extended), such opportunity to rescind shall be null and void and of no further force or effect.

     11.  Miscellaneous.
          -------------

          (a)  Costs and Expenses. Except as otherwise expressly
               ------------------
     provided for this Agreement, each party hereto shall bear its own costs and expenses and fees incurred or assumed by such party in the preparation or execution of this Agreement and in compliance with the covenants and conditions herein, whether or not the transactions contemplated hereby shall be consummated.

          (b)  Further Cooperation. To the extent that either of the
               -------------------
     Purchaser's or Brewer's further approval or other action is deemed necessary or desirable by any of other parties in order to effectuate the terms, conditions and purposes of this Agreement and the conveyance of the shares of Common Stock and Preferred Stock to the Purchaser, each of the parties hereto hereby agree to execute all reasonable documents and take all actions reasonably requested by the other party.

          (c)  Notices. Any notice or other communication required or
               -------
     permitted to be given by this Agreement or any other document or instrument referred to herein which has been executed in connection herewith must be given in writing (which may be by telecopy, followed by mail or personal delivery) and must be personally delivered or mailed by pre-paid certified or registered mail, to the party to whom such notice or communication is directed, at the address of such party set forth opposite his or its name on the signature page to this Agreement. Subject to the other provisions of this Agreement, any party may change its address (or redesignate the person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other party pursuant to this provision. In all instances, any notice or other communication required or permitted to be given by this Agreement shall only be effective upon actual receipt thereof by the person intended to receive same.

          (d)  Amendments. Neither this Agreement nor any term hereof
               ----------
     may be changed, waived, discharged or terminated orally, but only by written agreement among the parties hereto.

          (e)  Headings. The headings of sections or paragraphs of
               --------
     this Agreement are inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

          (f)  Binding Effect. All terms and provisions of this
               --------------
     Agreement shall be binding upon and enure to the benefit of and be enforceable by the heirs, legal representatives, successors and assigns of the parties hereto, wherever applicable to such party.

          (g)  Entire Agreement. This Agreement and the Commitment
               ----------------
     Agreement constitute the entire agreement among the parties hereto, supercedes any and all prior understandings and arrangements, and may not be modified or amended except on or after the date hereof by a writing executed by the party against whom such modification or amendment is sought to be enforced. The failure of any of the parties of this Agreement to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be deemed to be a waiver or deprive such person or entity of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of this Agreement, the obligations or conditions herein, shall be valid unless the writing is signed by the party against whom said waiver is sought to be enforced.

          (h)  Governing Law and Enforcement. This Agreement shall be
               -----------------------------
     construed and enforced in accordance with the laws of the State of Texas, the state in which it was negotiated, executed and delivered; provided that matters relating to the obligations and/or duties of the Board of Directors of Southmark may be governed by Georgia law. Should any clause, sentence or paragraph of this Agreement be judicially or administratively declared to be invalid, unenforceable or void under the laws of the State of Texas or the United States of America or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void shall be deemed to have been deleted herefrom and the remainder shall have been included herein. In the event any party hereto shall fail to perform any of its obligations under this Agreement, such party hereby agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by any party hereto which is successful in enforcing this Agreement, whether or not any suit or legal proceeding shall be brought.

          (i)  No Third-Party Beneficiaries. This Agreement does not
               ----------------------------
     create and shall not be construed as creating any rights enforceable by any person other than the undersigned parties and their respective lawful successors and assigns and other persons named herein and does not comply or release and shall not be construed as implying or releasing, that any rights are enforceable against any person or entity other than the undersigned parties and their respective successors and assigns and the persons named herein.

          (j)  Counterparts. This Agreement may be executed in several
               ------------
     counterparts, each of which shall be deemed to be an original for all purposes and all of which constitute one and the same instrument and it shall not be necessary for the proof of this Agreement that any party produces or accounts for more than one such counterpart.

          (k)  Facsimile. This Agreement or any notices hereunder may
               ---------
     be transmitted by facsimile and it is the intent of the parties for the facsimile of any autograph reproduced by a receiving facsimile machine to be an original signature, and for the facsimile and any complete photocopy of this Agreement or notice to be deemed an original counterpart.

     EXECUTED of the date first above written.

Address for Notices:

                                                A&B CAPITAL CORPORATION, a
                                                Nevada corporation
10670 N. Central Expressway
Suite 600
Dallas, Texas 75231
Attn: President                                 By: /s/ RONALD AKIN
214-692-4865                                        ----------------------------
214-750-0779 (facsimile)                        Name: Ronald Akin
                                                      --------------------------
                                                Title: President
                                                       -------------------------


9027 Woodhurst
Dallas, Texas 75234
(972)406-6775 (telephone)
(972) 406-6724 (facsimile)                      /s/ CHARLES B. BREWER
(214) 341-2542 (facsimile)                      --------------------------------
                                                Charles B. Brewer, individually

                                  EXHIBIT "1"

                   CONSENTS OF THIRD PERSONS TO BE OBTAINED

                                  EXHIBIT "2"


                                SPRINGING PROXY


     This is a Springing Proxy made by A&B Capital Corporation, a Nevada corporation (the "Holder"), which is effective only as provided herein and at the times specified herein.

     1.   Definitions. As used in this Springing Proxy, the following terms have
          -----------
the following meanings:

          (a) "Proxy" shall mean the proxy granted by the Holder under paragraph 2 hereof.

          (b) "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of May ___, 2000 between Holder and Charles B. Brewer ("Brewer") pursuant to which Holder has purchased certain shares of Redeemable Series A Preferred Stock (the "Preferred Stock") and shares of Common Stock issued by Southmark Corporation ("Southmark") from Brewer.

          (c) "Shares" shall be and mean all of the shares of Preferred Stock and Common Stock acquired by Holder from Brewer or acquired by Holder from Grace Brothers, Ltd., same constituting in the aggregate as of the date of this Springing Proxy 965,541.25 shares of Preferred Stock and 7,346,114 shares of Common Stock of Southmark or any securities issued in replacement thereof or therefor pursuant to any merger or consolidation of Southmark into another entity.

          (d) "Event" shall be and mean (i) the failure by Holder to satisfy (to the satisfaction of Brewer) the covenant set forth in paragraph 6(d) of the Stock Purchase Agreement on or before July 31, 2000, or such later date as may be agreed to in writing by Brewer, and (ii) the covenant set forth in paragraph 6(d) remains unsatisfied for a period of 30 calendar days after the date Brewer notifies Holder in writing of Brewer's decision to exercise his right of recission under paragraph 10 of the Stock Purchase Agreement and (iii) at the end of such 30 calendar day period, Brewer does in fact exercise such right of recission.

     2.   Irrevocable Proxy. Immediately upon the occurrence of the Event, but
          -----------------
not otherwise, Holder hereby irrevocably appoints Brewer as its attorney and proxy on its behalf and in its name to vote the Shares at any meeting of stockholders of Southmark and where any consent or action by stockholders is to be taken by written consent or other action rather than at a meeting of stockholders, to execute on Holder's behalf any such written consent or action by stockholders with respect to any and all matters involving the election of directors or voting upon any action required to be approved by stockholders of Southmark, except that such
                                                             ------ ----
proxy may not vote the Shares in favor of any action which, (m) if taken by such stockholders would cause the loss to Southmark of any loss carry-forward or (n) materially adversely affects the percentage interest of Holder represented by such Shares or (o) would or could cause approval of a merger involving Southmark or disposition of substantially all of Southmark's assets or a liquidation of Southmark or (p) would or could cause an automatic conversion of the Preferred Stock with or into Common Stock (each an "Excluded Item"); provided, however,
                                                           --------  -------
that if the Event continues for a period of one calendar year after the date Brewer exercises his right of recission under paragraph 10 of the Stock Purchase Agreement, the Excluded Items shall no longer be excluded from the Proxy, and after such time, Brewer shall have the full power and authority to vote all of the Shares at any meeting of stockholders of Southmark or if any consent or action by stockholders is to be taken by written consent or action other than at a meeting of stockholders, to execute on Holder's behalf any written consent or action by stockholders without restriction.

     3.   Term. The Proxy, once effective, shall nevertheless terminate
          ----
immediately upon the first to occur of (x) the satisfaction of the covenant in paragraph 6(d) to the satisfaction of Brewer or (y) the date which is one calendar day following the date a distribution is actually made by Southmark to the "Other Preferred Shareholders" (as that term is defined in the Stock Purchase Agreement) of assets of a value of $1.50 per share of Preferred Stock (such time is to be the "Expiration Time"). On the occurrence of the Expiration Time, this Proxy shall be deemed to be null, void and of no further force or effect.

     4.   Miscellaneous. This Proxy, once effective, is irrevocable until the
          -------------
Expiration Time, is coupled with an interest in the Shares and has been granted in connection with the Stock Purchase Agreement. This Proxy shall be binding upon the heirs, successors and assigns of Holder (including any transferee of the Shares). This Proxy shall not otherwise affect or restrict the sale, transfer or other disposition by Holder of any or all of the Shares. If for any reason of incapacity or death, Brewer ceases to be able to act as the attorney and proxy, ________________________ shall replace Brewer as the attorney and proxy of Holder, but neither Brewer nor his substitute may substitute any other person to act under this Proxy. This Proxy and any other matter relating to this Proxy may be filed with Southmark with respect to the Shares.

     IN WITNESS WHEREOF, the undersigned has executed this Springing Proxy on May ______, 2000, effective only as provided herein.

                                                  A&B CAPITAL CORPORATION



                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________



STATE OF TEXAS           (S)
                         (S)
COUNTY OF DALLAS         (S)

     SUBSCRIBED AND SWORN TO BEFORE ME by ____________________, ________________
of A&B Capital Corporation, on this ____ day of May, 2000, as the act and deed of such entity.



                                                  ______________________________
                                                  Notary Public, State of Texas
                                                  My Commission Expires:________